INITIAL CAPITAL AGREEMENT

                                                                   March 2, 2007

Board of Trustees of
Centurion Investment Trust
5860 Ridgeway Center Parkway
Suite 330
Memphis, Tennessee 38120

Ladies and Gentlemen:

      The  undersigned   hereby  subscribes  for  10,000  Shares  of  Beneficial
Interest, no par value, of the Centurion Christian Values Fund, a series of Centurion Investment Trust, an Ohio business trust, at $10.00 per share for an aggregate purchase price of $100,000. Our payment in full is confirmed.

      The undersigned represents and agrees that it is purchasing these Shares for investment purposes, for its own account and risk and not with a view to any sale, division or other distribution thereof within the meaning of the Securities Act of 1933, nor with any present intention of distributing or selling such shares.

                                          Very truly yours,

                                          Centurion Investment Partners, LLC

                                          By:  /s/ David C. Lenoir
                                               --------------------------------

                                          Its: President
                                               --------------------------------


Confirmed and Accepted:

Centurion Investment Trust


By:  /s/ David C. Lenoir
     --------------------------------

Its: President
     --------------------------------